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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of earliest event reported):
                               September 29, 1998

                        Commission file number: 000-23735

                         PRECEPT BUSINESS SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                  Texas                               75-2487353
     (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)               Identification No.)

  1909 Woodall Rodgers Freeway, Suite 500                 75201
 (Address of principal executive offices)               (Zip Code)

    Registrant's telephone number, including area code: (214) 754-6600

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ITEM 5 - OTHER EVENTS

     On June 19, 1998, Precept Business Services, Inc. a Texas corporation (the "Company" or "Precept"), through a wholly owned subsidiary, acquired all of the issued and outstanding stock of MBF Corporation, a Louisiana corporation ("MBF"), pursuant to that certain Stock Purchase Agreement dated as of June 13, 1998 by and among the Company, Precept Business Products, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, MBF and J.D. Greco, the President and sole stockholder of MBF. Louisiana-based MBF is a single source distributor of printed products, distribution services and information solutions.

     Under terms of that certain Stock Purchase Agreement, the Company agreed to report preliminary operating results for at least a 30-day period following the consummation of the transaction with MBF. The Company's preliminary unaudited condensed operating results for the two months ended August 31, 1998 are shown below. Such results may be subject to normal recurring adjustments as the Company's completes its quarterly closing process to prepare its quarterly financial statements. In addition, such condensed operating results are not necessarily indicative of the results of operations for the whole fiscal year.

     Consolidated condensed operating results:

         Revenue                                $21.8 million

         Income before income taxes              $0.6 million

         Net income                              $0.3 million



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly issued this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PRECEPT BUSINESS SERVICES, INC.


October 1, 1998                             By:  /s/ William W. Solomon, Jr.
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                                                William W. Solomon, Jr.
                                                Senior Vice President, Chief
                                                Financial Officer
                                                (Principal Financial and
                                                Accounting Officer)


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